Exhibit 99.1

PRESS RELEASE

Ness Technologies Announces
Record Second Quarter 2006 Financial Results

Net Income Rises 49% Year-over-Year on a 24% Increase in Revenues

Hackensack, NJ — July 26, 2006 — Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of IT services and solutions, today announced financial results for the second quarter ended June 30, 2006.

Second Quarter 2006 Highlights:

•                  Fully diluted net earnings per share were $0.16, compared to $0.11 in Q2 of 2005.

•                  Net income reached $6.0 million, up 49% year-over-year.

•                  Operating income at $7.5 million, up 52% year-over-year.

•                  Revenues reached a record $116.6 million, up 24% year-over-year.

•                  Backlog increased to a record $532 million, up 27% year-over-year.

•                  Global workforce increased to 7,160.

“We had a strong second quarter, with record revenues and the highest operating margin and net income we’ve ever recorded for the second quarter, which is our slowest quarter of the year due to seasonality factors,” said Raviv Zoller, President and Chief Executive Officer of Ness Technologies. “Our Indian offshore and Eastern European operations as well as our Technologies and Systems Group all continued to perform well, with growing revenues and continually improving profitability. The integration of our 2005 acquisitions was completed successfully, and the integration of our first quarter acquisition of Innova is progressing according to schedule, although we still have not extracted all the potential benefits. We remain optimistic in our outlook, given the strong demand environment and our proven strategic business model.”

Ness’ second quarter 2006 revenues totaled $116.6 million, an increase of $22.4 million or 24%, setting a new quarterly record and driven by both organic and non-organic growth, compared to $94.2 million in the second quarter of 2005.

Second quarter 2006 operating income rose to $7.5 million, an increase of $2.6 million or 52%, compared to $4.9 million in the second quarter of 2005.  The corresponding margin growth was 120 basis points.

Second quarter 2006 net income increased to $6.0 million, an increase of $2.0 million or 49%, compared to $4.0 million in the second quarter of 2005. Diluted net earnings per share for the second quarter of 2006 were $0.16 compared to $0.11 in the second quarter of 2005.

Backlog as of June 30, 2006 increased to $532 million, up 27% compared to $418 million as of June 30, 2005.

“We continued to gain operating leverage during the second quarter, as our percentage of billable employees increased to 88.0%,” stated Ytzhak Edelman, Chief Financial Officer and deputy to the President and CEO, Ness Technologies. “We remain focused on further increasing our operating and net margin, managing our debt-to-equity ratio and controlling our financial expenses.”

Guidance

For the third quarter 2006 Ness expects to generate revenues in the range of $119 million to $125 million and diluted net earnings per share in the range of $0.20 to $0.22.

For the full year 2006, Ness reiterates its guidance of revenues in the range of $470 million to $485 million and diluted net earnings per share in the range of $0.80 to $0.85, excluding an expected full-year $0.01 impact associated with expensing of stock-based compensation under the Financial Accounting Standards Board’s Statement 123(R), which the Company adopted effective January 1, 2006.

Conference Call Details

Ness Technologies President and Chief Executive Officer, Raviv Zoller, and Chief Financial Officer and deputy to the President and CEO, Ytzhak Edelman, will conduct a conference call to discuss the second quarter 2006 results, which will be simultaneously webcast at 9:00 A.M. Eastern Time / 6:00 A.M. Pacific Time on Wednesday, July 26, 2006.

To access the Ness Technologies second quarter 2006 earnings conference call participants in North America should dial 1-800-399-0427 and international participants should dial 1-706-634-5453. A live webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at www.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. Specializing in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training, Ness serves a blue-chip client base of over 500 public- and private-sector customers. With over 7,000 employees, Ness maintains operations in 15 countries across North America, Europe and Asia, and more than 100 alliances and partnerships around the world. For more information about Ness Technologies, visit www.ness.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 15, 2006.

Media contact:
David Kanaan
USA: 1-888-244-4919
Intl: +972-3-540-8188
Email: media.int@ness.com

Investor contact:
Drew Wright
USA: 1-888-267-8160
Email: investor@ness.com

NESS TECHNOLOGIES, INC.

AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

U.S. dollars in thousands (except per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2006	2005	2006
	(unaudited)		(unaudited)
Statement of Operations Data:
Revenues	$94,218	$116,614	$182,623	$223,656
Cost of revenues	68,033	83,734	130,526	159,403
Provision for losses on uncompleted contracts, net	13	246	98	294
Gross profit	26,172	32,634	51,999	63,959

Selling and marketing	7,002	8,733	14,033	17,224
General and administrative	14,253	16,426	27,194	31,356
Total operating expenses	21,255	25,159	41,227	48,580

Operating income	4,917	7,475	10,772	15,379
Financial expenses, net	(494)	(577)	(914)	(638)
Other income, net	10	483	4	444
Income before taxes on income	4,433	7,381	9,862	15,185

Taxes on income	423	1,340	1,025	2,808
Equity in net losses of affiliates	(27)	(90)	(29)	(90)
Minority interests in losses of a subsidiary	—	—	101	—
Net income	$3,983	$5,951	$8,909	$12,287

Basic net earnings per share	$0.12	$0.17	$0.26	$0.35
Diluted net earnings per share	$0.11	$0.16	$0.25	$0.34

Weighted average number of shares (in thousands) used in computing basic net earnings per share	34,541	35,602	34,147	35,239
Weighted average number of shares (in thousands) used in computing diluted net earnings per share	35,644	36,718	35,594	36,335

NESS TECHNOLOGIES, INC.

AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

U.S. dollars in thousands (except per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2006	2005	2006*
	(unaudited)		(unaudited)
Segment Data:
Revenues:
Managed Strategic Services (MSS)	$21,754	$22,331	$41,377	$41,894
Technologies & Systems Group (TSG)	11,104	12,671	22,751	27,419
Ness Europe	14,048	21,174	21,700	39,613
Ness Israel	41,192	44,219	83,870	88,314
Other	6,120	16,219	12,925	26,416
	$94,218	$116,614	$182,623	$223,656

Operating Income (Loss):
Managed Strategic Services (MSS)	$1,903	$3,027	$3,352	$5,387
Technologies & Systems Group (TSG)	1,302	1,331	3,083	3,192
Ness Europe	1,684	2,404	2,482	3,917
Ness Israel	2,541	1,401	5,759	4,537
Other	(103)	1,102	(424)	1,595
Unallocated Expenses	(2,410)	(1,790)	(3,480)	(3,249)
	$4,917	$7,475	$10,772	$15,379

* as adjusted

NESS TECHNOLOGIES, INC.

AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,	June 30,
	2005	2006
		(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$33,579	$32,821
Short-term bank deposits	39,561	24,134
Marketable securities	2,651	—
Trade receivables (net of allowance for doubtful accounts)	99,097	109,378
Unbilled receivables	28,545	41,812
Other accounts receivable and prepaid expenses	13,664	15,501
Inventories and work in progress	2,506	599
Total current assets	219,603	224,245

LONG-TERM ASSETS:
Long-term prepaid expenses	4,816	6,044
Marketable securities	32	126
Deferred income taxes	5,271	4,534
Severance pay fund	35,845	39,149
Total long-term assets	45,964	49,853

Property and equipment, net	21,308	24,781
Other intangible assets, net	7,938	10,246
Goodwill	159,421	173,403
Total assets	$454,234	$482,528

CURRENT LIABILITIES:
Short-term bank loans and credit	$21,011	$44,485
Current maturities of long-term debt	6,862	6,598
Trade payables	35,259	24,221
Advances from customers	7,670	10,829
Other accounts payable and accrued expenses	82,657	69,820
Total current liabilities	153,459	155,953

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	6,294	4,939
Excess of losses over investment in affiliates	257	451
Accrued severance pay	39,722	42,909
Total long-term liabilities	46,273	48,299

Total stockholders’ equity	254,502	278,276
Total liabilities and stockholders’ equity	$454,234	$482,528